Exhibit 10-79

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is effective as of the ___ day of February, 2007, by and among eAUTOCLAIMS, INC., a Nevada corporation (the “Company”), and those individuals and entities who are parties to this Agreement on the signature page (the “Purchaser” or “Purchasers”).

RECITALS:

A.          The Company is engaged in the interest based automobile claims processing business (the “Business”).

B.          The Company requires working capital in order to develop and expand the Business, specifically securing a new contract with Firemen’s Fund Insurance Company.

C.          The Purchaser is willing to provide working capital to the Company on the terms and conditions set forth in this Agreement to facilitate the procurement of the Firemen’s Fund Insurance Company (“FFIC”) contract.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1       Definitions.   For the purposes of this Agreement, the following terms have the meanings set forth below:

“Business” shall have the meaning specified in Recital A to this Agreement.

“Closing” shall have the meaning specified in Section 3.1 hereof.

“Common Stock” shall mean the Company’s common shares, par value $.001.

“Company” shall mean eAutoclaims, Inc., a Nevada corporation.

“Default Securities” shall mean the aggregate number of Default Shares and Default Warrants issuable to the Purchasers upon the occurrence of an Event of Default under the Note.

“Default Shares” shall mean the shares of the Company’s Common Stock issuable to the Purchasers upon the occurrence of an Event of Default under the Note.

“Default Warrants” shall mean Common Stock Purchase Warrants, substantially in the form of Exhibit D-2 issuable to the Purchasers upon the occurrence of an Event of Default under the Note.

“Environmental and Safety Laws” shall mean any and all applicable current and future treaties, laws, regulations, requirements, determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, Hazardous Substances, to preservation or reclamation of natural resources, or to the management, release or threatened release of contaminants or noxious odors.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Hazardous Substances” shall mean any toxic, radioactive, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, polychlorinated biphenyls (“PCBs”), asbestos or asbestos-containing material, and any substance, waste or material regulated under Environmental and Safety Laws.

“Indemnifying Party” shall have the meaning specified in Section 7.2 hereof.

“Indemnitees” shall have the meaning specified in Section 7.2 hereof.

“Intellectual Property Rights” shall mean any U.S. or foreign patents, maskworks, trademarks, service marks, trade names, copyrights, inventions, know-how, process specifications, trade secrets, technical information, designs, utility models, software, databases, data, schematics, drawings, proprietary rights and applications for registration of any of the foregoing.

“Investment Warrant” shall mean those Common Stock purchase warrants immediately issuable to Purchaser substantially in the form of Exhibit D-1.

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“IRS” shall mean the United States Internal Revenue Service.

“Liens” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

“Loss” shall have the meaning specified in Section 7.2(a) hereof.

“Material Adverse Effect” shall mean any material adverse change in, or effect on, the business, properties, results of operations, condition (financial or otherwise) or prospects of the Company.

“Material Contracts” shall have the meaning specified in Section 5.18 hereof.

“Note” or “Notes” shall mean the 12% Senior Note due February ___, 2008 in the form of Exhibit “A” to this Agreement to be issued by the Company to the Purchaser pursuant to the terms of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Purchaser” or “Purchasers” shall be those persons or entities identified on the signature page to this Agreement.

“Registration Rights Agreement” shall mean the Registration Rights Agreement between the Company and the Purchaser in the form of Exhibit “C” to this Agreement.

“Securities” shall mean the Investment Warrant, Default Shares and Default Warrants.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal law then in force.

“Tax” or “Taxes” shall mean federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

“Tax Return” shall mean any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

“Transaction Documents” shall mean this Agreement, the Note, the Registration Rights Agreement, the Investment Warrants, Default Securities and any other document or instrument required to be delivered hereunder or thereunder.

ARTICLE II

PURCHASE AND SALE OF SECURITIES

Section 2.1       Purchase and Sale of the Securities.

(a)         At the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth in this Agreement, the Purchaser shall purchase the Note for a purchase price of $________________ (the “Purchase Price”).

(b)         At the Closing, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to a bank account designated by the Company.

Section 2.2     Investment Warrant. At the Closing, the Company shall issue to the Purchaser a Warrant, substantially in the form of Exhibit “D-1”. The Warrant will entitle Purchaser to acquire ______________ shares of the Company’s Common Stock at an exercise price of $.16.

Section 2.3     Notice of Event of Default. If an Event of Default occurs under the Promissory Note the Company will be obligated to issue for the benefit of the Purchaser the Default Securities consisting of: (i) the Default Shares; and (ii) the Default Warrant, substantially in the form of Exhibit D-2 attached.

Section 2.4      Use of Proceeds. At the Closing, the Company will utilize $730,000 of the proceeds from the Note to fund an interest bearing account at AmSouth Bank, which shall secure a letter of credit for the benefit of FFIC. The remaining proceeds of the Note will be used for general working capital purposes.

ARTICLE III

CLOSING

Section 3.1      Closing.

(a)         The closing of the purchase and sale of the Securities shall take place at such other place or time as may be mutually agreed to by the Company and the Purchaser, including a mail away closing (the “Closing”).

(b)         At the Closing, the Company shall deliver or cause to be delivered the following:

(i)           The Note, registered in the name of the Purchaser;

(ii)          The Registration Rights Agreement, duly executed by the Company.

(iii)         The Investment Warrant;

(iv)        A certificate, dated as of the Closing, signed by the secretary of the Company certifying that resolutions were duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document, the issuance and sale of the Securities and the consummation of all other transactions contemplated by this Agreement and each of the other Transaction Documents; and

(v)         A certificate, dated as of the date of the Closing and signed on its behalf by its Chief Executive Officer and its Chief Financial Officer, to the effect that each of the representations and warranties of the Company set forth in this Agreement are true and correct as of the date of the Closing.

(c)         At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company, as applicable, the following items:

(i)          Payment of the Purchase Price by wire transfer of immediately available funds to an account specified by the Company in the amount of equal to the full amount of the Note from that Purchaser;

(ii)         The Registration Rights Agreement, duly executed by the Purchaser; and

(iii)       Such other documents as reasonably requested by the Company.

ARTICLE IV

COVENANTS

Section 4.1       Public Disclosures. Prior to the Closing, the Company and the Purchaser shall, prior to any release or disclosure, consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 4.1 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party’s disclosure obligations imposed by applicable law (in which event such party will use reasonable efforts to provide the other party with the opportunity to review and comment on such disclosure prior to its release).

Section 4.2       Further Assurances. If, at any time after the Closing, any further action is necessary or desirable to carry out the purpose of this Agreement or the other Transaction Documents, each of the parties shall execute and deliver any further instruments or documents and take all such necessary action that may reasonably be requested by any other party.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Purchaser that:

Section 5.1     Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.2     Authorization: No Conflict.

(a)         The execution, delivery and performance of this Agreement and each other Transaction Document to which the Company is a party have been duly authorized by the Company. This Agreement and each other Transaction Document to which the Company is a party have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against them in accordance with its terms. The execution and delivery by the Company of this Agreement, and each other Transaction Document to which the Company is a party, the sale and issuance of the Securities hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (with or without notice or lapse of time) (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the capital stock or assets of the Company, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or Governmental Agency pursuant to: (A) the Articles of Incorporation or Bylaws of the Company; (B) any law, statute, rule or regulation to which the Company is subject or (C) any agreement, instrument, order, judgment or decree to which the Company is subject.

(b)         The offer, issuance and sale by the Company of the Securities have been duly authorized by the Company.

(c)         The Company has and at all times while the Note and the Warrants are outstanding, will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement. When issued in accordance with the terms hereof, the Warrants, shares of the Company’s Common Stock and the Note will be duly authorized, validly issued, fully paid and nonassessable.

Section 5.3     SEC Filings; Financial Statements.

(a)         The Company has filed and made available to the Purchaser accurate and complete copies of all forms, proxy statements, registration statements, reports, schedules and other documents filed or required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) since July 31, 2004 (collectively, the “SEC Reports”). The SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading.

(b)         The financial statements of the Company consisting of (i) the balance sheets and related statements of income, changes in shareholders equity and cash flows (including related notes and schedules, if any) as of and for each of the three years ended July 31, 2004, 2005 and 2006 (the “Audited Financial Statements”) and the balance sheets and related statements of income, changes in shareholders equity and cash flows (including related notes and schedules, if any) included in any SEC reports filed by the Company with respect to any period subsequent to July 31, 2006 (the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Financial Statements”) contained in the SEC Reports complied, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the financial position of the Company at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring adjustments which were not or are not expected to be material in amount.

Section 5.4       Absence of Certain Changes or Events. Since the date of the most recent balance sheet of the Company contained in the Form 10-K or Form 10-Q most recently filed by the Company, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 5.5      Absence of Undisclosed Liabilities. The Company does not have any obligation or liability other than: (i) the liabilities set forth in the Company’s Financial Statements; or (ii) or liabilities incurred by the Company in the ordinary course of business after July 31, 2006.

Section 5.6       Absence of Certain Developments. Since July 31, 2006, the Company has not, other than as disclosed in its SEC Reports since July 31, 2006:

(a)         issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities (other than the Securities) convertible, exchangeable or exercisable into any capital stock or other equity securities;

(b)         borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

(c)         discharged or satisfied any material Lien or paid any material obligation or liability, other than in the ordinary course of business;

(d)         declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

(e)         mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens which have been discharged or satisfied prior to the date hereof;

(f)          sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

(g)         sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person (other than any such disclosure in the ordinary course of business operations or which disclosure was subject to a confidentiality agreement);

(h)         suffered any extraordinary losses or waived any rights of value in excess of $50,000, whether or not in the ordinary course of business or consistent with past practice;

(i)          made any loans or advances to, guarantees for the benefit of, or any investments in (other than intercompany loans or guarantees), any Persons in excess of $5,000 in the aggregate;

(j)          suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance; or

(k)         conducted its business or entered into any material transaction other than in the ordinary course consistent with past practice.

Section 5.7       Title to Properties.

(a)         The Company has good and valid title to, or a valid leasehold interest in, the properties and assets used by it or located on its premises, free and clear of all Liens.

(b)         The Company’s equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business.

(c)         The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

Section 5.8       Tax Representations.

(a)         The Company has filed all Tax Returns, which they are required to file under applicable laws and regulations; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws and regulations; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party. No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company.

(b)         The Company is not liable for the Taxes of another Person. The Company is not a party to any tax sharing agreement.

(c)         Adequate provision for any Taxes due or, to become due for the Company for the period through and including December 31, 2006 has been made and is reflected on the Company’s Financial Statements.

Section 5.9      Litigation, Etc. There are no current actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting the Company, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement or any other Transaction Document); (ii) the Company is not subject to any arbitration; (iii) the Company is not subject to any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit) and, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency that requires or prohibits any conduct on the part of the Company that affects its or his activities in any material respect.

Section 5.10     Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or any other Transaction Document based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

Section 5.11       Consents. No action, consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is or will be required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or any other Transaction Document to which any of them is a party or the issuance of the Securities, other than a Form D with the SEC and applicable state blue sky filings.

Section 5.12       Compliance with Laws. The Company has not violated nor will the continued operation of the Company’s properties and assets as currently conducted or as presently proposed to be conducted violate in a material way any law, rule, regulation or statute or result in the default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority. The Company has in effect all permits necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted. The Company is not presently in default under or in violation of any such permit.

Section 5.13       Environmental and Safety Matters.

To the knowledge of the Company, (i) the property, assets and operations of the Company are and have been in compliance with all applicable Environmental and Safety Laws, and the Company possesses and is in compliance with all licenses, authorizations or permits required by any applicable Environmental and Safety Laws; (ii) there are no Hazardous Substances stored or otherwise located in, on or under any of the property or assets of the Company, except in compliance with and as would not be expected to result in liability under any Environmental and Safety Laws; and (iii) there have been no releases or threatened releases of Hazardous Substances by the Company.

Section 5.14       Intellectual Property.

The Company owns or posses adequate licenses or other rights to use all Intellectual Property necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or threatened that would have a Material Adverse Effect on the operations of the Company. No material claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, which would have a Material Adverse Effect upon the Company. To the knowledge of the Company, all processes, trade secrets, and know-how have been kept confidential by the Company.

Section 5.15       Subsidiaries. The Company has no subsidiaries.

Section 5.16       Disclosure. All documents delivered by or on behalf of the Company in connection with this Agreement and the other Transaction Documents are true, complete, correct and authentic in all material respects. No representation or warranty by the Company contained in this Agreement or any other Transaction Document and no statement contained in any certificate delivered by the Company to the Purchaser pursuant to this Agreement contain any untrue statement or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in the light of the circumstances in which they were made. There is no fact or information known to the Company which the Company has not disclosed to the Purchaser, which the Company presently believes has or could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As a material inducement to the Company to enter into this Agreement, the Purchaser hereby represents and warrants to the Company that:

Section 6.1       Organization and Power. The Purchaser possesses all requisite corporate power and authority to carry out the transactions contemplated by this Agreement and each other Transaction Document.

Section 6.2      Authorization, No Conflict. The execution, delivery and performance of each of this Agreement and each other Transaction Document to which the Purchaser is a party have been duly authorized by the Purchaser. This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its respective terms. Neither the execution and delivery by the Purchaser of this Agreement and each other Transaction Document to which the Purchaser is a party, nor the compliance by the Purchaser with any of the provisions hereof or thereof, do or will (with or without notice or lapse of time) (a) conflict with, or result in a breach of, any provisions of any organizational documents of the Purchaser, (b) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (c) violate, conflict with or result in any breach or contravention of or require any consent, authorization, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to any applicable statute or any rule or regulation of any governmental authority or any order or decree applicable to the Purchaser.

Section 6.3      Investment Representation/Restrictions. The Purchaser understands and acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws in reliance upon exemptions provided thereunder and that such Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable. The Purchaser is acquiring the Securities for the Purchaser’s own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Purchaser is an “Accredited Investor” as defined under Rule 501(c) of Regulation D of the Securities Act. Purchaser is experienced in making investments of the kind described in this Agreement and the related documents and is able to afford the entire loss of Purchaser’s investment. Purchaser further understands that the Note is secured solely by the Default Securities. There are no other assets of the Company securing repayment obligations of the Note.

Section 6.4       Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or any other Transaction Document for which the Company will have any liability or responsibility based on any arrangement or agreement binding upon the Purchaser.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1       Reliance on and Survival of Representations. All representations and warranties of the parties in this Agreement, and in any certificates or other agreements delivered with this Agreement shall (a) be deemed to have been relied upon by the parties, notwithstanding any investigation heretofore or hereafter made by any party, and (b) survive the execution and delivery of this Agreement and the issuance and purchase of the Securities to Purchaser.

Section 7.2       Indemnification.

(a)         The Purchaser (the “Indemnifying Party”) agrees to indemnify the Company, its shareholders, officers, directors, agents and representatives, as the case may be (collectively, the “Indemnitees”), and hold them harmless against any loss, liability, deficiency, damage or expense (including reasonable legal expenses and costs and including interest and penalties) (a “Loss”) which the Indemnitees may suffer, sustain or become subject to, as a result of a breach by the Purchaser of any representation, warranty or covenant set forth in this Agreement or any other agreement contemplated hereby or any certificates executed or delivered in connection with the closing of the transaction contemplated hereby.

(b)         The Company (the “Indemnifying Party”) agrees to indemnify the Purchaser and each of its shareholders, officers, directors, agents and representatives, as the case may be (collectively, the “Indemnitees”), and to hold them harmless against any Loss which any of them may suffer, sustain or become subject to, as a result of (i) a breach by the Company of any representation, warranty or covenant set forth in this Agreement or any other agreement contemplated hereby or any certificate executed or delivered in connection with the closing of the transactions contemplated hereby.

(c)         Each Indemnitee shall notify the Indemnifying Party in writing within 30 days following the discovery by such Indemnitee of any matter giving rise to an indemnification obligation of the Indemnifying Party pursuant to this Section 7.2 and shall indicate in such notification whether such Indemnitee is requesting indemnification with respect to such matter and the amount of indemnification initially anticipated (if the same is capable of estimation). The failure to give notice as required by this Section 7.2(c) in a timely fashion shall not result in a waiver of any right to indemnification hereunder, except to the extent that the Indemnifying Party is actually prejudiced as a result of such delay. In case any such action is brought against an Indemnitee, the Indemnifying Party shall be entitled to participate in and, unless in such Indemnitee’s reasonable judgment upon the advice of its counsel a conflict of interest between the Indemnifying Party and the Indemnitee actually exists in respect of such Loss, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, and after its assumption of the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation. Nothing herein shall limit the Indemnitee’s right to employ its own counsel at its own cost and expense. If in the Indemnitee’s reasonable judgment upon the advice of its counsel a conflict of interest exists requiring the Indemnitee to assume its own defense, upon written notice thereof by the Indemnitee to the Indemnifying Party stating the nature of such conflict of interest, the Indemnitee shall be entitled to assume its own defense with one separate counsel at the Indemnifying Party’s expense in accordance with this Section 7.2. The Indemnifying Party shall not, without the consent of the affected Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of an unconditional release from all liability in respect of such Loss or which requires action on the part of such Indemnitee or otherwise subjects the Indemnitee to any obligation or restriction to which it would not otherwise be subject.

ARTICLE VIII

MISCELLANEOUS

Section 8.1      Fees, Expenses and Taxes. The Company shall pay, and hold the Purchaser and all holders of the Securities harmless against liability for the payment of, (a) all reasonable out-of-pocket expenses incurred by Purchaser up to and including the date of the Closing in connection with the transactions contemplated by this Agreement, including without limitation, the reasonable fees and expenses of counsel, (b) the fees and expenses incurred with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement or any other Transaction Document, (c) the fees and, expenses incurred with respect to the enforcement of the covenants and other agreements set forth in this Agreement and any other Transaction Document and (d) all stamp, documentary or other similar taxes, assessments or charges, if any, levied by any governmental or revenue authority in respect of this Agreement or any other Transaction Document. The obligations of the Company under this Section 8.1 shall survive the Closing or any termination of this Agreement.

Section 8.2      Specific Performance. The parties agree that each of them would suffer irreparable harm from a breach by the other party of the agreements set forth in this Agreement and that money damages may not be an adequate remedy for any such breach. In the event of an alleged or threatened breach by any such Persons of any of the provisions of this Agreement, the parties or their respective successors or assigns may, in addition to all other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions hereof.

Section 8.3       Entire Agreement, Amendments and Waivers. This Agreement (including the Exhibits hereto) and the other Transaction Documents constitute the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter of this Agreement. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 8.4       Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser as a purchaser or holder of the Securities are also for the benefit of, and enforceable by, any subsequent holder of the Securities.

Section 8.5      Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 8.6       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

Section 8.7      Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

Section 8.8       Governing Law. This Agreement and each of the Transaction Documents shall be governed by, and construed in accordance with the laws of the State of Florida, without regard to its principles of conflicts of laws.

Section 8.9      Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) upon delivery, if delivered personally to the recipient, (ii) upon delivery, if sent to the recipient by nationally recognized courier service (charges prepaid), or (iii) three days after mailing, if mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

To the Company, at:	eAutoclaims, Inc. 110 East Douglas Road Oldsmar, FL 34677 Telephone: (813) 749-1025 Attention: Jeffrey Dickson

with a copy to:	Johnson, Pope, Bokor, Ruppel & Burns, LLP 911 Chestnut Street Clearwater, FL 33756 Telephone: (727) 461-1818 Attention: Michael T. Cronin, Esq.

To the Purchaser, at:

Telephone:
Attention:

with a copy to:

Telephone:
Attention:

or to such other address or to the attention of such other person as the recipient party may specify by prior written notice to the other parties.

Section 8.10    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY: eAUTOCLAIMS, INC.

By:
Name:
Title:

PURCHASER:

[	]

By:
Name:
Title: